Whitestone REIT Reports First Quarter 2019 Results
-Upsized Credit Facility to $515 Million-
-Successful Inaugural Private Placement of $100 Million of Senior Unsecured Notes-
-Reaffirms 2019 Full Year Guidance-

HOUSTON, May 1, 2019 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today announced operating and financial results for the first quarter ended March 31, 2019. Whitestone is a pure-play community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “E-Commerce Resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the communities in which they are located.

Highlights*
*All per share amounts presented in this news release are on a diluted per common share and operating partnership (“OP”) unit basis unless stated otherwise.
First Quarter 2019 Compared to First Quarter 2018:

•	Net Income attributable to Whitestone REIT was $2.8 million, or $0.07 per share compared to $3.2 million, or $0.08 per share

•	Annualized Base Rent (“ABR”) per Leased Squared Foot Grows 5.8% to $19.58

•	2.4% same store NOI growth

•	Funds from Operations (“FFO”) reach $9.9 million or $0.24 per share versus $10.1 million or $0.24 per share

•	8.4% increase in rental rates on new and renewal leases on a GAAP basis (trailing twelve months)

Jim Mastandrea, Chairman and Chief Executive Officer of Whitestone REIT commented, “Our team has delivered a positive start to 2019 producing growth in most of our key financial metrics. Our e-commerce resistant model generated a strong increase in same store NOI as we worked to reinvigorate occupancy growth. We also strengthened our capital structure and financial flexibility with the successful closing and upsizing of our credit facility to $515,000,000 and the placement of our first private bond issuance of $100,000,000.  While our cycle-tested experience and business model, focusing on high growth markets, may hit some road bumps from time to time, it provides stability and predictability to achieve our long-term goals. We have confidence that our high quality properties in strong growth markets, management team, and business model will continue to produce improving financial results as we move forward to create additional value for all Whitestone shareholders.”

Financial Results
Reconciliations of Net Income to FFO and FFO Core are included herein.
Net Income attributable to Whitestone REIT was $2.8 million, or $0.07 per share, for the first quarter of 2019, compared to $3.2 million, or $0.08 per share, for the same period in 2018. FFO was $9.9 million, or $0.24 per share, for the first quarter of 2019, compared to $10.1 million, or $0.24 per share, for the same period in 2018. FFO Core was $11.8 million, or $0.28 per share, in the first quarter of 2019, compared to $12.7 million, or $0.31 per share, in the same period of 2018.

Operating Results
For the period ending March 31, 2019, the Company’s operating highlights were as follows:

Q1-2019
Occupancy:
Wholly Owned Properties	90.1%
Same Store Property Net Operating Income Growth	2.4%
Rental Rate Growth - Total (Comparable Leases, GAAP Basis):	7.2%
New Leases	9.3%
Renewal Leases	7.0%

Leasing Transactions:
Number of New Leases	27
New Leases - Total Term Revenue (millions)	$3.5
Number of Renewal Leases	54
Renewal Leases - Total Term Revenue (millions)	$12.3

Real Estate Portfolio Update

Community Centered PropertiesTM Portfolio Statistics:

As of March 31, 2019, Whitestone wholly owned 51 Community Centered PropertiesTM with 4.8 million square feet of gross leasable area (“GLA”). The portfolio is comprised of 29 properties in Texas, 27 in Arizona and one in Illinois. Whitestone’s Retail Community Centered PropertiesTM are located in Austin (4), San Antonio (3), Chicago (1), Dallas-Fort Worth (7), Houston (15) and the greater Phoenix metropolitan area (27). In addition to being business friendly, these are five of the top markets in the country in terms of size, economic strength and population growth. 2017 estimates showed the projected 5-year population growth rates for both Austin and Dallas-Fort Worth to be 9.7%, San Antonio to be 8.6%, Houston to be 8.0%, and Phoenix to be 6.6% (1). The Company’s retail properties in these markets are located on the best retail corners embedded in affluent communities. The Company also owns an equity interest in and manages 11 properties containing 1.3 million square feet of GLA through its investment in Pillarstone OP.

At the end of the first quarter, the Company’s diversified tenant base was comprised of approximately 1,344 tenants, with the largest tenant accounting for only 2.9% of annualized base rental revenues. Lease terms range from less than one year for smaller tenants to over 15 years for larger tenants. The Company’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance, and typically exclude restrictive lease clauses.

Leasing Activity:
During the first quarter of 2019, the leasing team signed 81 leases totaling 199,643 square feet in new, expansion and renewal leases, compared to 93 leases totaling 230,983 square feet in the first quarter of 2018. The total lease value was $15.8 million compared to $24.5 million during the same period last year.

The Company’s total operating portfolio occupancy stood at 90.1% at quarter end compared to 90.9% at the end the first quarter 2018.

Balance Sheet and Liquidity

Balance Sheet:

Reflecting the Company’s acquisition and disposition activity during the year and selective development and redevelopment, undepreciated real estate assets increased $2.9 million to $1.055 billion at March 31, 2019 compared to $1.052 billion at March 31, 2018.

Liquidity, Debt and Credit Facility:

On January 31, 2019, the Company closed through its operating partnership, Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”), a new unsecured credit facility (the “2019 Facility”). The 2019 Facility increased the credit facility to $515 million from $500 million, improved the capitalization rate for the majority of its properties from 7.5% to 7% and reduced overall pricing at the current corporate leverage level by 28 basis points. The 2019 Facility is comprised of the following three tranches:

•	$250.0 million unsecured revolving credit facility with a maturity date of January 1, 2023;

•	$165.0 million unsecured term loan with a maturity date of January 31, 2024; and

•	$100.0 million unsecured term loan with a maturity date of October 30, 2022.

On March 22, 2019, the Company and its Operating Partnership, entered into a Note Purchase and Guarantee Agreement together with certain subsidiary guarantors and The Prudential Insurance Company of America providing for the issuance and sale of $100 million of senior unsecured notes of the Operating Partnership, of which (i) $50 million are designated as 5.09% Series A Senior Notes due March 22, 2029 and (ii) $50 million are designated as 5.17% Series B Senior Notes due March 22, 2029.

At March 31, 2019, 49 of the Company’s wholly-owned 57 properties were unencumbered by mortgage debt, with an undepreciated cost basis of $759.2 million. At March 31, 2019, the Company had total real estate debt of $623.3 million, of which approximately 86% was subject to fixed interest rates. The Company’s weighted average interest rate on all fixed rate debt as of the end of the first quarter was 4.08% and the weighted average remaining term was 6.0 years.

(1) Source: Claritas, as of April 2017.

At quarter end, Whitestone had $4.6 million of cash available on its balance sheet and $164.0 million of available capacity under its credit facility.

Dividend

On March 25, 2019, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the second quarter of 2019, to be paid in three equal installments of $0.095 in April, May and June of 2019.

2019 Guidance

The Company reaffirms its previously released guidance for 2019 and expects Net income attributable to Whitestone REIT (per share) to be in the range of $0.21 - $0.25; FFO (per share) as defined by NAREIT to be in the range of $0.90 - $0.94; FFO Core as defined by the Company to be in the range of $1.06 - $1.10; and Same Store NOI growth to be in the range of 0.5% - 2%.

Conference Call Information

In conjunction with the issuance of its financial results, you are invited to listen to the Company’s earnings release conference call to be broadcast live on Thursday, May 2, 2019 at 10:00 A.M. Central Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Conference call access information is as follows:

Dial-in number for domestic participants:         (866) 548-4713
Dial-in number for international participants:     (323) 794-2093

The conference call will be recorded and a telephone replay will be available through Thursday, May 16, 2019. Replay access information is as follows:

Replay number for domestic participants:        (844) 512-2921
Replay number for international participants:    (412) 317-6671
Passcode (for all participants):            2847697

To listen to a live webcast of the conference call, click on the Investor Relations tab of the Company’s website, www.whitestonereit.com, and then click on the webcast link. A replay of the call will be available on Whitestone’s website via the webcast link until the Company’s next earnings release. Additional information about Whitestone can be found on the Company’s website.

The first quarter earnings release and supplemental data package will be located in the Investor Relations section of the Company’s website. For those without internet access, the earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at (713) 435-2219.

Supplemental Financial Information

Supplemental materials and details regarding Whitestone’s results of operations, communities and tenants are available on the Company’s website at www.whitestonereit.com.

Financial Statement Presentation Change

On January 1, 2019, the Company adopted the accounting framework for leases, ASU No. 2016-02, Leases (“Topic 842”). The following is a summary of the presentation changes within the 2019 Consolidated Statement of Operations required by the modified retrospective adoption of the new standard:

•	All income related to tenant leases is reflected in a single “Rental” line item.

•
The impact of bad debt is now a component of the single Rental income line item and is no longer a component of Operating and Maintenance expenses. This change is reflected in 2019 reporting periods but has not been made to 2018 historical results.

•
Real estate taxes paid by certain major tenants directly to the taxing authority are no longer reflected in Rental Income and Real estate tax expense. This change is reflected in 2019 reporting periods but has not been made to 2018 historical results.

Supplemental footnote support has been provided herein for comparability purposes. The Company’s Net income, Net operating income and Operating FFO were not impacted by these presentation changes.

About Whitestone REIT

Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality “e-commerce resistant” neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the communities in which they are located. Whitestone’s properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. Whitestone’s forward-thinking business model has produced industry leading compound annual growth rates in excess of 15% in revenues, property net operating income, funds from operations and net income since its IPO in 2010. For additional information, visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “intend,” “anticipate,” “believe,” “continue,” “goals” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the Company’s ability to meet its long-term goals, its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; its ability to successfully identify, finance and consummate suitable acquisitions, and the impact of such acquisitions, including financing developments, capitalization rates and internal rates of return; the Company’s ability to reduce or otherwise effectively manage its general and administrative expenses; the Company’s ability to fund from cash flows or otherwise distributions to its shareholders at current rates or at all; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company’s efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic, legislative and regulatory changes, the success of the Company’s real estate strategies and investment objectives; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended; risks relating to the restatement of our consolidated financial statements for the first three quarterly periods of 2018 and related legal proceedings; and other factors detailed in the Company’s most recent Annual Report on Form 10-K, and other documents the Company files with the Securities and Exchange Commission from time to time.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This release contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”) including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company’s operating performance. The Company computes FFO as defined by NAREIT, which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains or losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held be the entity. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company’s performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company’s FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain non-cash and non-comparable items that affect the Company’s period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company’s FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company’s property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company’s overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to that of other REITs.

Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes), adjustments for unconsolidated real estate partnership and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company’s operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company’s overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company’s EBITDA may not be comparable to other REITs.

Whitestone REIT Contacts:
Investors Contact:

Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$1,054,889	$1,052,238
Accumulated depreciation	(119,288)	(113,300)
Total real estate assets	935,601	938,938
Investment in real estate partnership	26,138	26,236
Cash and cash equivalents	4,580	13,658
Restricted cash	100	128
Escrows and acquisition deposits	6,386	8,211
Accrued rents and accounts receivable, net of allowance for doubtful accounts	22,746	21,642
Receivable due from related party	965	394
Financed receivable due from related party	5,661	5,661
Unamortized lease commissions and loan costs	9,228	6,698
Prepaid expenses and other assets(1)	7,250	7,306
Total assets	$1,018,655	$1,028,872
LIABILITIES AND EQUITY
Liabilities:
Notes payable	$622,918	$618,205
Accounts payable and accrued expenses(2)	29,650	33,729
Payable due to related party	204	58
Tenants' security deposits	6,213	6,130
Dividends and distributions payable	11,617	11,600
Total liabilities	670,602	669,722
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 39,828,745 and 39,778,029 issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	40	39
Additional paid-in capital	528,815	527,662
Accumulated deficit	(189,938)	(181,361)
Accumulated other comprehensive gain	726	4,116
Total Whitestone REIT shareholders' equity	339,643	350,456
Noncontrolling interest in subsidiary	8,410	8,694
Total equity	348,053	359,150
Total liabilities and equity	$1,018,655	$1,028,872

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands)

March 31, 2019	December 31, 2018
(unaudited)

(1) Operating lease right of use assets (net) (related to adoption of Topic 842)	$914	N/A

(2) Operating lease liabilities (related to adoption of Topic 842)	$916	N/A

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2019	2018
Revenues
Rental(1)	$29,033	$29,299
Management, transaction, and other fees	661	486
Total revenues	29,694	29,785

Property expenses
Depreciation and amortization	6,464	6,274
Operating and maintenance	4,428	4,856
Real estate taxes	4,045	3,976
General and administrative(2)	6,002	6,327
Total operating expenses	20,939	21,433

Other expenses (income)
Interest expense	6,533	5,973
Gain on sale of properties	—	(249)
Loss on sale or disposal of assets	2	180
Interest, dividend and other investment income	(245)	(257)
Total other expense	6,290	5,647

Income from operations before equity investments in real estate partnerships and income tax	2,465	2,705

Equity in earnings of real estate partnership	492	674
Provision for income tax	(118)	(110)

Net income	2,839	3,269

Less: Net income attributable to noncontrolling interests	65	88

Net income attributable to Whitestone REIT	$2,774	$3,181

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Basic Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.07	$0.08
Diluted Earnings Per Share:
Net income attributable to common shareholders, excluding amounts attributable to unvested restricted shares	$0.07	$0.08

Weighted average number of common shares outstanding:
Basic	39,649	39,066
Diluted	40,626	40,088

Consolidated Statements of Comprehensive Income

Net income	$2,839	$3,269

Other comprehensive gain

Unrealized gain (loss) on cash flow hedging activities	(3,470)	2,645
Unrealized gain on available-for-sale marketable securities	—	18

Comprehensive income (loss)	(631)	5,932

Less: Net income attributable to noncontrolling interests	65	88
Less: Comprehensive gain (loss) attributable to noncontrolling interests	(80)	71

Comprehensive income (loss) attributable to Whitestone REIT	$(616)	$5,773

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(in thousands)

Three Months Ended March 31,
2019	2018

(1) Rental
Rental revenues	$21,751	$21,672
Recoveries	7,554	7,627
Bad debt	(272)	N/A
Total rental	$29,033	$29,299

(2) Bad debt (prior to adoption of Topic 842)	N/A	$446

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities:
Net income	$2,839	$3,269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,464	6,274
Amortization of deferred loan costs	237	302
Loss on sale of marketable securities	—	20
Loss (gain) on sale or disposal of assets and properties	2	(69)
Bad debt expense	272	446
Share-based compensation	1,883	1,845
Equity in earnings of real estate partnership	(492)	(674)
Changes in operating assets and liabilities:
Escrows and acquisition deposits	1,825	2,359
Accrued rents and accounts receivable	(1,376)	(1,115)
Receivable due from related party	(571)	110
Distributions from real estate partnership	301	505
Unamortized lease commissions and loan costs	775	(403)
Prepaid expenses and other assets	(2,245)	437
Accounts payable and accrued expenses	(4,078)	(7,297)
Payable due to related party	146	(980)
Tenants' security deposits	83	72
Net cash provided by operating activities	6,065	5,101
Cash flows from investing activities:
Additions to real estate	(2,455)	(4,043)
Proceeds from sales of properties	—	4,433
Proceeds from sales of marketable securities	—	30
Net cash provided by (used in) investing activities	(2,455)	420
Cash flows from financing activities:
Distributions paid to common shareholders	(11,301)	(11,145)
Distributions paid to OP unit holders	(264)	(309)
Payments of exchange offer costs	(6)	—
Proceeds from bonds payable	100,000	—
Net proceeds from (payments to) credit facility	(90,200)	9,000
Repayments of notes payable	(6,202)	(578)
Payments of loan origination costs	(3,981)	—
Repurchase of common shares	(762)	(466)
Net cash used in financing activities	(12,716)	(3,498)

Net increase (decrease) in cash, cash equivalents and restricted cash	(9,106)	2,023
Cash, cash equivalents and restricted cash at beginning of period	13,786	5,210
Cash, cash equivalents and restricted cash at end of period	$4,680	$7,233

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2019	2018
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,268	$5,806
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$89	$—
Financed insurance premiums	$1,238	$1,273
Value of shares issued under dividend reinvestment plan	$34	$33
Value of common shares exchanged for OP units	$5	$4
Change in fair value of available-for-sale securities	$—	$18
Change in fair value of cash flow hedge	$(3,470)	$2,645

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended
	March 31,
FFO (NAREIT) AND FFO CORE	2019	2018
Net income attributable to Whitestone REIT	$2,774	$3,181
Adjustments to reconcile to FFO:
Depreciation and amortization of real estate	6,395	6,207
Depreciation and amortization of real estate assets of real estate partnership (pro rata)	621	695
(Gain) loss on sale or disposal of assets and properties	2	(69)
Gain on sale or disposal of properties or assets of real estate partnership (pro rata)	3	—
Net income attributable to noncontrolling interests	65	88
FFO (NAREIT)	9,860	10,102
Adjustments to reconcile to FFO Core:
Share-based compensation expense	1,951	1,908
Proxy contest professional fees	—	680
FFO Core	$11,811	$12,690

FFO PER SHARE AND OP UNIT CALCULATION
Numerator:
FFO	$9,860	$10,102
Distributions paid on unvested restricted common shares	(41)	(41)
FFO excluding amounts attributable to unvested restricted common shares	$9,819	$10,061
FFO Core excluding amounts attributable to unvested restricted common shares	$11,770	$12,649
Denominator:
Weighted average number of total common shares - basic	39,649	39,066
Weighted average number of total noncontrolling OP units - basic	928	1,083
Weighted average number of total common shares and noncontrolling OP units - basic	40,577	40,149

Effect of dilutive securities:
Unvested restricted shares	977	1,022
Weighted average number of total common shares and noncontrolling OP units - diluted	41,554	41,171

FFO per common share and OP unit - basic	$0.24	$0.25
FFO per common share and OP unit - diluted	$0.24	$0.24

FFO Core per common share and OP unit - basic	$0.29	$0.32
FFO Core per common share and OP unit - diluted	$0.28	$0.31

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands)

	Three Months Ended
	March 31,
PROPERTY NET OPERATING INCOME	2019	2018
Net income attributable to Whitestone REIT	$2,774	$3,181
General and administrative expenses	6,002	6,327
Depreciation and amortization	6,464	6,274
Equity in earnings of real estate partnership	(492)	(674)
Interest expense	6,533	5,973
Interest, dividend and other investment income	(245)	(257)
Provision for income taxes	118	110
Gain on sale of properties	—	(249)
Management fee, net of related expenses	(8)	(53)
Loss on disposal of assets	2	180
NOI of real estate partnership (pro rata)	1,759	2,032
Net income attributable to noncontrolling interests	65	88
NOI	$22,972	$22,932

	Three Months Ended
	March 31,
EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION	2019	2018

Net income attributable to Whitestone REIT	$2,774	$3,181
Depreciation and amortization	6,464	6,274
Equity in earnings of real estate partnership	(492)	(674)
Interest expense	6,533	5,973
Provision for income taxes	118	110
Gain on sale of properties	—	(249)
Loss on disposal of assets	2	180
Management fee, net of related expenses	(8)	(53)
EBITDA adjustments for real estate partnership	1,671	1,956
Net income attributable to noncontrolling interests	65	88
EBITDA	$17,127	$16,786